UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2025

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Itron, Inc.

(Exact name of registrant as specified in its charter)

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Washington	000-22418	91-1011792
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2111 N. Molter Road

Liberty Lake, Washington 99019

(Address of Principal Executive Offices) (Zip Code)

(509) 924-9900

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	ITRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On October 6, 2025, Itron, Inc. (Itron) announced the acquisition of Urbint, Inc. and subsidiaries (collectively, Urbint). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On October 6, 2025, Itron entered into an Agreement and Plan of Merger (the Merger Agreement) to acquire 100 percent of the outstanding equity of Urbint, a privately held software and services company, based in Florida, serving utilities. Pursuant to the Merger Agreement, a wholly owned subsidiary of Itron will merge with and into Urbint, with Urbint surviving as a wholly owned subsidiary of Itron. The acquisition provides value to Itron through the leverage of Urbint’s AI-powered operational resilience solutions to enhance Itron’s offerings to its customers. The acquisition is expected to close in the fourth quarter of 2025.

The purchase price for the acquisition is $325 million, with adjustment for final working capital and other closing considerations to be determined following the transaction’s close. The purchase will be funded through cash on hand.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated October 6, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Itron, Inc.

Date: October 6, 2025	By:	/s/ JOAN S. HOOPER
Joan S. Hooper
Senior Vice President & Chief Financial Officer